                                                                    EXHIBIT 23.5
                                                                    ------------

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated April 11, 1997, with respect to the 1996 financial statements of Azle State Bank included in the Amendment No. 1 to the Registration Statement (Form S-2 No. 333-60649-01) and related Prospectus of Independent Bankshares, Inc. and Independent Capital Trust for the registration of 320,000 shares of common stock and 1,000,000 shares of preferred securities, respectively.


                                     /s/ Ernst & Young LLP

Fort Worth, Texas
August 27, 1998